ALPHA ENGINES CORPORATION

21st Century Detonation Cycle Gas Turbines

September 29, 2006

Michael Rouse, CEO
Turbine Truck Engines, Inc.
1301 E. International Speedway Blvd.
Deland, Florida 32724

Re: Accrued License Royalty Fees: DCGT Heavy Duty Highway Truck Engines

Dear Michael:

This letter sets forth the agreement between Turbine Truck Engines, Inc. (TTE) and Alpha Engines Corporation (AEC) for payment of Accrued Royalty Fees due to AEC from TTE.

The Accrued Royalty Fees, in the amount of $416,666.67 are due from the date of licensing the DCGT Heavy Duty Highway Truck Engines to TTE through September 30, 2006.

AEC hereby agrees to accept 100,000 shares of TTE's Restricted Common Stock to be issued to AEC on this date and registered in the next SB-2 Offering, in exchange for said Royalty Fees of $416,666.67. The Market Value for TTE's Shares on this date is $0.61 cent per share.

Robert L. Scragg, President, AEC

Michael H. Rouse, CEO, TTE

Barbara J. Scragg, V.P. & Treas., AEC

Witness

Post Office Box 350279, Palm Coast, Florida 32135-0279
Telephone & Fax (386) 437-8404